Exhibit 2.10

SEVENTH AMENDMENT TO

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

THIS SEVENTH AMENDMENT TO INTELLECTUAL PROPERTY PURCHASE AGREEMENT (this “Seventh Amendment”), dated as of April 20, 2011, by and between Kevin Jones, an individual residing at 2747 Paradise Road, Apt 3204, Las Vegas, Nevada 89109 (“Seller”), and Higher One, Inc., a Delaware corporation having a place of business at 25 Science Park, New Haven, Connecticut 06511 (“Buyer”), and, with respect to Sections 2 and 4 below, D. Dean McCormick, III (“McCormick”), an individual, and Douglas Connon, an individual (“Connon”).

RECITALS:

WHEREAS, Seller and Buyer are parties to that certain Intellectual Property Purchase Agreement, dated as of June 9, 2008 as amended by that certain First Amendment to Intellectual Property Agreement, dated as of May 1, 2009, that certain Second Amendment to Intellectual Property Agreement, dated as of August 21, 2009, that certain Third Amendment to Intellectual Property Agreement, dated as of May 12, 2010, that certain Fourth Amendment to Intellectual Property Agreement, dated December 10, 2010, that certain Fifth Amendment to Intellectual Property Agreement, dated February 3, 2011 and that certain Sixth Amendment to Intellectual Property Agreement, dated April 15, 2011 (collectively, the “IP Purchase Agreement”); and

WHEREAS, pursuant to the IP Purchase Agreement, one million (1,000,000) shares of the Buyer’s common stock, $0.001 par value per share, were issued to Seller as consideration for the Intellectual Property and, thereafter, such shares have been converted into three million (3,000,000) shares of Higher One Holdings, Inc. (“HOHI”) taking into effect the 3-for-1 stock split of common stock of HOHI and the corporate reorganization of Higher One, and a portion thereof have been transferred from Seller to each of McCormick and Connon; and

WHEREAS, prior to the date of this Seventh Amendment, McCormick has sold two thousand two hundred twenty-eight (2,228) of the shares referred to in the immediately preceding paragraph and Jones has sold eleven thousand one hundred forty (11,140) of the shares referred to in the immediately preceding paragraph; and

WHEREAS, the parties acknowledge that the Sixth Amendment to Intellectual Property Agreement, dated April 15, 2011 (the “Sixth Amendment”), was entered into based on a mutual mistake by both parties in their mutual understanding of the facts related to the underlying reason for the such amendment to the IP Purchase Agreement which has resulted in the parties’ mutual desire to (i) acknowledge that the Sixth Amendment is void and shall be of no effect, and (ii) amend Section 3.4(b) of the IP Purchase Agreement in its entirety as set forth below; and

WHEREAS, the Fifth Amendment to Intellectual Property Purchase Agreement, dated as of February 3, 2011, inadvertently deleted Sections 3.4(c) and 3.4(d) of the IP Purchase Agreement, and the parties desire to reinsert those Section into the IP Purchase Agreement, with a revision to Section 3.4(c) to take into account the 3-for-1 stock split referred to above;

WHEREAS, the parties hereto have agreed to amend the IP Purchase Agreement on the terms set forth herein.

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Incorporation by Reference; Defined Terms.

(a) The recitals set forth above are hereby incorporated herein by reference.

(b) Capitalized terms used but not defined herein shall have the meanings given to such terms in the IP Purchase Agreement.

Section 2. Amendments to IP Purchase Agreement.

(a) Section 3.4(b) of the IP Purchase Agreement is hereby amended and restated in its entirety as follows:

“(b) Buyer and the Shareholders agree that as of April 1, 2011, a total of 1,302,111 of the Shares (after deducting the 2,228 Shares heretofore sold by McCormick and the 11,140 Shares heretofore sold by Jones), comprised of 1,291,185 of the Jones Shares, 4,349 of the McCormick Shares, and 6,577 of the Connon Shares, were not subject to the Repurchase Right and therefore need not have born the Legend, and the Shareholders and Buyer have already provided BNY Mellon with the necessary notice to have the Legend removed from such Shares.”

(b) Section 3.4(c) is hereby added to the IP Purchase Agreement, to read in full as follows:

“(c) Commencing on January 1, 2011 through and including the quarter ending September 30, 2012, the Shareholders shall be entitled to have the Legend removed from a number of Shares equal to three (3) times the Student Enrollment at all Qualified Educational Institutions that have launched the services under their respective HOI Service Agreements using the integration to a Product at the end of each fiscal quarter of Buyer upon notice to Buyer. Within fifteen days of Buyer’s receipt of such notice, Buyer and Seller shall provide notice to BNY Mellon to have the Legend removed from the applicable number of Shares.”

(c) Section 3.4(d) is hereby added to the IP Purchase Agreement, to read in full as follows:

“(d) When the Legend is removed from any of the Shares pursuant to this Section 3.4, it will be removed from the Jones Shares, the McCormick Shares and the Connon Shares in the following percentages (rounded down to the nearest whole share):

Jones Shares	99.0%
McCormick Shares	0.5%
Connon Shares	0.5%”

Section 3. Effect of this Amendment.

The IP Purchase Agreement is hereby amended in accordance with the terms hereof, and this Seventh Amendment and the IP Purchase Agreement shall hereafter be one agreement and any reference to the IP Purchase Agreement in any document, instruments or agreement shall hereafter mean and include the IP Purchase Agreement as amended hereby. Except as specifically amended hereby, the IP Purchase Agreement is hereby ratified and confirmed and shall remain in full force and effect after the date hereof.

Section 4. Miscellaneous.

(a) Governing Law. This Seventh Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without regard to its conflict of law principles.

(b) Counterparts. This Seventh Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

(c) Facsimiles and Email. The parties hereby agree that delivery by facsimile transmission or email of signature pages hereto signed on behalf of the parties hereto shall constitute effective and binding execution and delivery of this Seventh Amendment by such parties.

(d) Severability. If any provision of this Seventh Amendment, or the application thereof to any party hereto, shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Seventh Amendment which can be given effect without the invalid and unenforceable provision or application, and to this end the parties hereto agree that the provisions of this Seventh Amendment are and shall be severable.

(e) Amendment, Waivers, Consents, Etc. Any provision of the IP Purchase Agreement, including but not limited to any provision contained in this Seventh Amendment, may be amended, and the observance of any such provision may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Buyer and Seller, and any such amendment or waiver shall be binding on Buyer, Seller, McCormick and Connon. Further, any consent, approval or instructions given by Seller (including but not limited to any given to BNY Mellon Shareowner Services) pertaining in any way to the IP Purchase Agreement, including but not limited to any consent, approval or instructions relating to the imposition or removal of the Legend from any of the Shares, or in connection with the exercise of the Repurchase Right by Buyer, shall be binding on Seller, McCormick and Connon.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Seventh Amendment as of the date first above written.

SELLER

/s/ Kevin B. Jones
Kevin Jones

BUYER
HIGHER ONE, INC.

By:	/s/ Mark Volchek
Name:	Mark Volchek
Title:	CFO

The undersigned hereby agree to the provisions of Sections 2 and 4 above.

/s/ D. Dean McCormick, III	/s/ Douglas Connon
D. Dean McCormick, III	Douglas Connon

The undersigned hereby agrees to abide by the provisions of the IP Purchase Agreement, as amended by this Seventh Amendment.

HIGHER ONE HOLDINGS, INC.

By:	/s/ Mark Volchek
Name:	Mark Volchek
Title:	CFO

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